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                                                                     Exhibit 2.7



                                 FIRST AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT


      THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is entered into as of August 18, 1998, between AVTEL COMMUNICATIONS, INC., a Delaware corporation ("AVTEL"), and the stockholders (the "STOCKHOLDERS") of REMOTE LOJIX/PCSI, INC., a New York corporation ("RLI"), who have executed the Stock Purchase Agreement dated July 22, 1998 (the "STOCK PURCHASE AGREEMENT").

                                    RECITALS

      A. The parties hereto have entered into the Stock Purchase Agreement pursuant to which AvTel will acquire the capital stock of RLI.

      B. The parties hereto have determined to amend the Stock Purchase Agreement as set forth herein.

                                    AGREEMENT

      In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

 1.   AMENDMENT OF SECTION 1.2.1.

            Section 1.2.1 is hereby amended to read in its entirety as follows:

            "1.2.1 INITIAL EXCHANGE SHARES. At the Closing, AvTel shall issue a total of 500,000 shares (the "INITIAL EXCHANGE SHARES") of its Common Stock, par value $.01 per share (the "AVTEL COMMON STOCK") to the Stockholders, to be divided among the Stockholders in the same proportion that the number of Stockholder Shares owned by each Stockholder (as set forth on Schedule 2.2) represents to the total number of Stockholder Shares. For purposes of calculating the number of Initial Exchange Shares to be received by each Stockholder, the numbers shall be rounded to the nearest whole share as required to avoid issuance of fractional shares. As of the Closing Date, the Initial Exchange Shares will not be registered under any federal or state securities laws. At the Closing, Jeffrey P. Leventhal shall deposit 95,000 of his




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Initial Exchange Shares into an escrow account pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "ESCROW
AGREEMENT")."

2.   AMENDMENT OF SECTION 1.2.2.

            Section 1.2.2 is hereby amended by adding the following as Section 1.2.2(C):

            "C. At the Closing, AvTel will issue a total of 9,535 shares of AvTel Common Stock (the "DELIVERED EARNOUT SHARES") to the following
Stockholders: Dr. Kenneth A. Barton, Elmer DuWayne Carlson, HST Partners, Murray & Sheila Levant - JTROS, Daniel M. Murphy, Kenneth W. Scott and Dr. Anthony Turel. The Delivered Earnout Shares shall be divided among such named Stockholders in the same proportion that the number of Stockholder Shares owned by each such named Stockholder (as set forth on Schedule 2.2) represents to the total number of Stockholder Shares held by such named Stockholders. For purposes of calculating the number of Delivered Earnout Shares to be received by each such named Stockholder, the numbers shall be rounded to the nearest whole share as required to avoid issuance of fractional shares. The number of Delivered Earnout Shares has been determined as if RLI had already met the requirements set forth in Section 1.2.2(b)(2), using the average closing price of AvTel Common Stock over the last seventy-five trading days ending on the second business day prior to the date of this Amendment. The parties hereto agree that the Delivered Earnout Shares are delivered to such named Stockholders in full satisfaction of any and all obligations of AvTel to deliver Earnout Shares to such named Stockholders."

3.   AMENDMENT OF SECTION 2.2.2.

            Section 2.2.2 is hereby amended to read in its entirety as follows:

            "2.2.2 CAPITALIZATION. The authorized capital stock of RLI consists of 10,000,000 shares of RLI Common Stock, of which 4,195,963 shares are issued and outstanding on the date hereof. On the Closing Date, there will be 4,157,796 shares of RLI Common Stock issued and outstanding. The authorized, issued and outstanding capital stock of each of the Subsidiaries is as set forth on
Schedule 2.2. RLI owns, beneficially and of record, of all of the capital stock of each of the Subsidiaries, free and clear of any Encumbrances. Except as set forth on Exhibit 2.2, there are no outstanding options, warrants or other rights to subscribe for or purchase, or contracts or other obligations to issue or grant any rights to acquire, any stock or securities of RLI or the Subsidiaries, or to restructure or recapitalize RLI or the Subsidiaries. On the Closing Date, there will be no outstanding options, warrants or other rights to subscribe for or purchase, or contracts or other obligations to issue or grant any rights to acquire, any stock or securities of RLI or the Subsidiaries, or to restructure or recapitalize RLI or the Subsidiaries. Except as set forth on Schedule 2.2 hereto, there are no outstanding contracts of the Stockholders, RLI or the Subsidiaries to repurchase, redeem or otherwise acquire any securities of RLI or the Subsidiaries. The Stockholder Shares, and the shares of the capital stock of each of the Subsidiaries, are duly authorized, validly issued and outstanding and are fully paid and




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nonassessable and were issued in conformity with applicable laws. There are no preemptive rights in respect of any equity securities of RLI. "


4.   AMENDMENT OF SECTION 2.27.

            Section 2.27 is hereby amended to read in its entirety as follows:

            "2.27 INFORMATION CONCERNING AVTEL. The Stockholders have received copies of AvTel's Annual Report on Form 10-K for the year ended December 31, 1997, Quarterly Reports on Form 10-Q for the quarters ending March 31 and June 30, 1998, and the Proxy Statement for AvTel's 1998 Annual Meeting of Stockholders, each as filed with the Securities and Exchange Commission (the "SEC"). The Stockholders have heretofore discussed AvTel and its plans, operations and financial condition with AvTel's officers and have heretofore received all such information as the Stockholders have deemed necessary and appropriate to enable the Stockholders to evaluate the financial risk inherent in making an investment in the Initial Exchange Shares and the Earnout Shares, if any, and the Stockholders have received satisfactory and complete information concerning the business and financial condition of AvTel in response to all inquiries in respect thereof."

5.   AMENDMENT OF SECTION 4.12.

            Section 4.12 is hereby amended to read in its entirety as follows:

            "4.12 BUYOUT OF PCSI HOLDERS. On or prior to the Closing Date, the Stockholders will purchase, or will cause RLI to repurchase or otherwise reacquire, all shares of the RLI Common Stock reflected on RLI's stock records as being held by the PCSI Holders for an aggregate purchase price of not less than $15,000. If such shares are repurchased by RLI, the aggregate purchase price shall not exceed $15,200."

6.   AMENDMENT OF SECTION 5.2.2.

            Section 5.2.2(B) is hereby amended to read in its entirety as follows:

            "B. Include in such registration (and any related qualification under Blue Sky Laws), and in any underwriting involved therein, the Initial Exchange Shares and Earnout Shares, if any (the "REGISTRABLE SHARES"), then held by each of the Stockholders which are specified in a written request made by the Stockholder Representative within ten (10) days after receipt of such written notice from AvTel by the Stockholder Representative; provided, however, that the Registrable Shares shall include only ten percent (10%) of the Initial Exchange Shares and Earnout Shares, if any, then held by each of Jeffrey P. Leventhal, Sarah Choi, Rich Reich, Matt Blumenthal, Neil Brenner, Andy Denton and Leventhal Paget LLC."




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7.   AMENDMENT OF SECTION 8.1.4.

            Section 8.1.4 is hereby amended to read in its entirety as follows:

            "8.1.4 any Order or Action (i) set forth in Schedule 2.9 (other than the litigation with Thomas J. Ferrara described therein), but only to the extent that the Losses (excluding attorneys' fees and expenses relating thereto) therefrom exceed $50,000; or (ii) relating to Thomas J. Ferrara but only to the extent that Losses (excluding attorneys' fees and expenses relating thereto) therefrom exceed the aggregate amount of salary and commission owing to Thomas
J. Ferrara on the date hereof (provided, however, that any settlement or judgment that requires the issuance of not more than 58,500 shares of AvTel Common Stock to or on behalf of Thomas J. Ferrara shall be handled solely by means of the Escrow Agreement); or"

8.   AMENDMENT OF SECTION 3 OF ESCROW AGREEMENT.

            Section 3 of the Escrow Agreement attached as Exhibit A to the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

            "3. DEPOSIT OF THE ESCROW SHARES. On the Closing Date, AvTel shall deliver to Escrow Agent 95,000 shares of AvTel Common Stock (the "Escrow Shares") to which Leventhal would otherwise be entitled (in his capacity as a shareholder of RLI) under the Stock Purchase Agreement. The Escrow Shares shall consist of (i) a certificate representing 58,500 shares (referred to herein as the "Ferrara Shares"), and (ii) a certificate representing 36,500 shares (referred to herein as the "General Shares")."

9.   NO OTHER MODIFICATION.

            Except as specifically amended hereby, the Stock Purchase Agreement shall continue unchanged and in full force and effect. All of the provisions contained in Section 9 of the Stock Purchase Agreement shall apply to this Amendment.




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            IN WITNESS WHEREOF, each of the parties hereto has executed this
Amendment as of the day and year first above written.

                                        "AVTEL"

                                        AVTEL COMMUNICATIONS, INC.,
                                         a Delaware corporation


                                        By   /S/ JAMES P. PISANI
                                            --------------------
                                                James P. Pisani
                                                President

                                        "STOCKHOLDERS"


                                        /S/ JEFFREY LEVENTHAL
                                            -------------------
                                        Name: Jeffrey Leventhal



LEVENTHAL PAGET, LLC

By: /S/ JEFFREY LEVENTHAL
   ----------------------
Name : Jeffrey Leventhal
Title:   Manager


/S/ MATTHEW BLUMENTHAL
   ----------------------
Name : Matthew Blumenthal


/S/ KENNETH W. SCOTT
   --------------------
 Name: Kenneth W. Scott


/S/ MURRAY LEVRANT
   ------------------
Name : Murray Levrant




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/S/ SHEILA LEVRANT
   -----------------
Name: Sheila Levrant


/S/ SARAH CHOI
   --------------
Name : Sarah Choi


/S/ RICHARD REICH
   -----------------
Name : Richard Reich


Rosen & Tetelman

By: /S/ TED D. ROSEN
   -----------------
Name : Ted D. Rosen
Title: Partner


/S/ NEIL BRENNER
   ----------------
Name : Neil Brenner


 /S/ ANDY DENTON
   ---------------
Name : Andy Denton


/S/ ANTHONY TUREL
   -----------------
Name : Anthony Turel


 /S/ DANIEL M. MURPHY
   --------------------
Name : Daniel M. Murphy


ALLIANCE CAPITAL INVESTMENTS CORP.

By: /S/ STACIE GREENE
   ------------------
Name : Stacie Greene




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Title: President


/S/ ELMER DUWAYNE CARLSON
   -------------------------
Name : Elmer DuWayne Carlson


 /S/ KENNETH A. BARTON
   ---------------------
Name : Kenneth A. Barton


/S/ MARK SACKSTEIN
   ------------------
Name : Mark Sackstein


HST PARTNERS

By:   /S/ LISA DAVIS
   -----------------
Name : Lisa Davis
Title: Partner